EXHIBIT 10.4
STOCKHOLDERS AGREEMENT
          THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of May 4, 2005 by and among (i) Capella Holdings, Inc., a Delaware corporation (the “Company”), (ii) GTCR Fund VIII, L.P., a Delaware limited partnership (“Fund VIII”), GTCR Fund VIII/B, L.P., a Delaware limited partnership (“Fund VIII/B”), GTCR Co-Invest II, L.P., a Delaware limited partnership (“GTCR Co-Invest”), and any investment fund managed by GTCR Golder Rauner L.L.C., a Delaware limited liability company (“GTCR I”) or GTCR Golder Rauner II L.L.C., a Delaware limited liability company (“GTCR II”), or any of its Affiliates, that at any time executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an “Investor” and collectively, the “Investors”), (iii) each of the executives of the Company set forth on the attached Schedule of Stockholders under the heading “Executives” and any other executive employee of the Company or its Subsidiaries who, at any time, acquires Stockholder Shares of the Company in accordance with Section 13 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an “Executive” and collectively, the “Executives”), and (iv) each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading “Other Stockholders” who, at any time, acquires Stockholder Shares of the Company in accordance with Section 11 or 13 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement. The Investors, the Executives and the other Persons listed on the Schedule of Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.” Capitalized terms used but not otherwise defined herein are defined in Section 10 hereof.
          WHEREAS, the Investors will purchase shares of the Company’s Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to a Stock Purchase Agreement between the Investors and the Company dated as of the date hereof (as amended from time to time pursuant to its terms, the “Purchase Agreement”);
          WHEREAS, pursuant to the Senior Management Agreements between the Company and each of Daniel S. Slipkovich, James Thomas Anderson, Samuel H. Moody and David Andrew Slusser, such Executives will each purchase shares of Common Stock and Preferred Stock;
          WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company’s Board of Directors (the “Board”), (ii) limiting the manner and terms by which Stockholder Shares and interests in the Company may be Transferred and (iii) assuring continuity in the ownership of the Company; and

          WHEREAS, the execution and delivery of this Agreement is a condition to the Investors’ purchase of Common Stock and Preferred Stock pursuant to the Purchase Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          1. Board of Directors; Voting.
          (a) From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of his or its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his or its control as a stockholder (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:
                    (i) the authorized number of directors on the Company’s board of directors (the “Board”) shall initially consist of four (4) directors and may be increased to such other number as the Investor Majority shall determine from time to time; provided that, except as otherwise provided herein, the number of directors shall not be less than four (4) directors;
                    (ii) the following persons shall be elected to the Board:
               (A) one (1) representative designated by Fund VIII, who shall initially be Joseph P. Nolan, and up to one (1) additional representative designated by Fund VIII at its sole discretion (collectively, the “Fund VIII Directors”);
               (B) one (1) representative designated by Fund VIII/B (the “Fund VIII/B Director” and, collectively with the Fund VIII Directors, the “Investor Directors”), who initially shall be Peter M. Stavros;
               (C) the Company’s chief executive officer, who shall initially be Daniel S. Slipkovich and the Company’s president, who shall initially be James Thomas Anderson (the “Executive Directors”);
               (D) any additional representatives designated by the Investor Majority after consultation with the Executive Directors (the “Additional Directors” and, together with the Investor Directors and the Executive Directors, the “Directors”), provided that no Additional Director shall be a member of the Company’s management or an employee or officer of the Company or its Subsidiaries, and provided further that if the Investor Majority and the Executive Directors are unable to agree on an Additional Director within 10 days after the date specified by the Investor Majority for electing such Additional Director, then the Investor Majority shall in its sole discretion, designate the Additional Directors;
               (iii) the composition of any committee of the Board shall include the Investor Directors, except to the extent an Investor Director elects not to serve on such committee;
               (iv) the composition of the board of directors of each of the Company’s Subsidiaries (a “Sub Board”) shall be the same as that of the Board, except to the extent a Director elects not to serve on a Sub Board;
               (v) the removal from the Board, a Sub Board or a committee (with or without cause) of any Fund VIII Director or any Additional Director shall be upon (and only upon) the written request of Fund VIII and such Director shall be removed promptly after such time and the removal from the Board, any Sub Board, or any committee (with or without cause) of the Fund VIII/B Director shall be upon (and only upon) the written request of Fund VIII/B and such Director shall be removed promptly after such time;
               (vi) if an Executive Director ceases to be employed by the Company or its Subsidiaries, such Executive Director shall be removed promptly after such time from the Board, each Sub Board and each committee and such vacancy shall be filled by the successor chief executive officer or president, as applicable; and
               (vii) if at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of a Director, such vacancy shall automatically reduce the number of directors pro tanto, until such time as the holders of the Stockholder Shares entitled to designate such Director pursuant to Section 1(a) shall designate a Director to fill such vacancy or such new chief executive officer or president is appointed, as applicable, and such Director shall have been elected to the Board in accordance with this Agreement and the Company’s bylaws, whereupon the number of Directors shall be automatically increased pro tanto. Upon receipt of notice of the designation of a nominee pursuant to this Section 1(a), each Stockholder shall, as soon as practicable after the date of such notice, take action, including the voting of his or its voting securities, to elect the Director so designated to fill such vacancy.
          (b) The Company shall pay all reasonable out of pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.
          (c) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the consummation of a Sale of the Company. The provisions of this Section 1 shall terminate with respect to a Subsidiary of the Company upon the consummation of an underwritten registered public offering by such Subsidiary.
          2. Restrictions on Transfer.

          (a) Transfer of Stockholder Shares. No holder of Stockholder Shares shall Transfer any interest in Stockholder Shares prior to the fifth anniversary of the date hereof, without the prior written consent of the Investor Majority, except Transfers (i) to a Permitted Transferee in accordance with Section 2(b), in accordance with Section 3 of this Agreement, or (iii) pursuant to a Public Sale or an Approved Sale in accordance with this Agreement.
          (b) Permitted Transfers. The restrictions set forth in Section 2(a) shall not apply to (i) any Transfer of Stockholder Shares by any Stockholder to or among its Affiliates or Family Group, (ii) any Transfer of Stockholder Shares to any Investor, (iii) a repurchase of Stockholder Shares by the Company or an exchange or conversion of the same pursuant to the terms of any Senior Management Agreement, (iv) a Public Sale, or (v) an Approved Sale (as defined in Section 5(a)); provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) or (ii) above and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) or (ii) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee. A transferee permitted pursuant to this Section 2(b) who receives a Transfer of Stockholder Shares in accordance with this Agreement shall be referred to herein as a “Permitted Transferee.” Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by (i) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (ii) by Transferring the securities of any Person holding (directly or indirectly) Stockholder Shares.
          (c) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 2 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale or pursuant to a Sale of the Company that meets the conditions for Transfer set forth in this Section 2.
          3. Participation Rights.
          (a) Subject to Section 3(c) below, at least 30 days prior to any Transfer of any Stockholder Shares by one or more of the Investors (each, a “Transferring Investor”), such Transferring Investor(s) shall deliver a written notice (the “Tag-Along Notice”) to the Company and the other Stockholders (the “Tag-Along Stockholders”) specifying in reasonable detail the identity of the prospective transferee(s), the number and class or classes of Stockholder Shares to be transferred and the terms and conditions of the Transfer. The Tag-Along Stockholders may elect to participate in the contemplated Transfer by delivering written notice to each of the Transferring Investors within 15 days after delivery of the Tag-Along Notice. If any Tag-Along Stockholders have elected to participate in such Transfer, the Transferring Investor and such Tag-Along Stockholders will be entitled to sell in the contemplated Transfer, at the same price per share and on the same terms, a number of Stockholder Shares of such class equal to the product of (A) the quotient determined by dividing the percentage of Stockholder Shares of such class owned by such Person by the aggregate percentage of Stockholder Shares of such class owned by the Transferring Investor and the Tag-Along Stockholders participating in such sale and (B) the number and class of Stockholder Shares to be sold in the contemplated Transfer.

          (b) The Transferring Investor(s) will use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Stockholders in any contemplated Transfer, and the Transferring Investor(s) will not transfer any of its Stockholder Shares to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Tag-Along Stockholders or (B) the Transferring Investor(s) agree to purchase the number of such class of Stockholder Shares from the Tag-Along Stockholders that the Tag-Along Stockholders would have been entitled to sell pursuant to this Section 3(b) for the consideration per share to be paid to the Transferring Investor(s) by the prospective transferee(s).
          (c) Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions set forth in this Section 3 shall not apply to (i) any Transfer of Stockholder Shares by the Investors to or among their Affiliates or any other Investor or (ii) Transfers to Permitted Transferees pursuant to and in accordance with the provisions of Section 2(b) above; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.
          (d) Notwithstanding anything in this Section 3 to the contrary, if the Transferring Investor intends to simultaneously Transfer a combination of more than one class of Stockholder Shares and/or any debt securities, the Tag-Along Stockholders may only participate in such Transfer if such Tag-Along Stockholders Transfer both such classes of Stockholder Shares and/or other debt securities in accordance with the formula set forth in this Section 3 above.
          (e) Each Stockholder transferring Stockholder Shares pursuant to this Section 3 shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Transferring Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations of the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Stockholder Shares).
          (f) The provisions of this Section 3 will terminate upon the first to occur of (i) the consummation of a Sale of the Company and (ii) the consummation of a Public Offering.
          4. First Refusal Rights.
          (a) Subject to Section 2 above and prior to making any Transfer of Stockholder Shares, any Stockholder (other than the Investors) desiring to make such Transfer (the “Transferring Stockholder”) will give written notice (the “Sale Notice”) to the Company and the other Stockholders (collectively, the “Sale Notice Recipients”). The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the proposed transfer. Such Transferring Stockholder will not consummate any Transfer until 45 days after the Sale Notice has been given to the Sale Notice Recipients, unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 45-day period. (The date of the first to occur of such events is referred to herein as the “Authorization Date”.)
          (b) The Company may elect to purchase all (but not less than all) of such Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Stockholder and the Sale Notice Recipients (other than the Company) within 20 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be transferred, the Stockholders may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to such Transferring Stockholder within 25 days after the Sale Notice has been given to the Stockholders. If more than one Stockholder elects to purchase the Stockholder Shares to be transferred, the shares of Stockholder Shares to be sold shall be allocated among the Stockholders pro rata according to the number of shares of such class of Stockholder Shares owned by each Stockholder on a fully diluted basis. If neither the Company nor the Stockholders elects to purchase all of the Stockholder Shares specified in the Sale Notice, the Transferring Stockholder may transfer the Stockholder Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice (so long as such Person is not a competitor of the Company or any of its Subsidiaries as determined by the Board in its reasonable good faith judgment) during the 60-day period immediately following the Authorization Date. Any Stockholder Shares not Transferred within such 60-day period will be subject to the provisions of this Section 4 upon subsequent Transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Transferring Stockholder to the Company.
          (c) The restrictions of this Section 4 will not apply with respect to Transfers to Permitted Transferees.
          (d) Notwithstanding anything herein to the contrary, except pursuant to clause (c) above, in no event shall any Transfer of Stockholder Shares pursuant to this Section 4 be made for any consideration other than cash payable upon consummation of such Transfer.
          (e) The restrictions set forth in this Section 4 shall continue with respect to each share of Stockholder Shares until the earliest of (i) the consummation of a Public Offering, (ii) the date on which such share of Stockholder Shares has been transferred in a Public Sale, (iii) the consummation of an Approved Sale, and (iv) the date on which such shares of Stockholder Shares have been transferred pursuant to this Section 4 (other than pursuant to Section 4(c) and other than a transfer to a Stockholder purchasing from a Transferring Stockholder pursuant to Section 4(b)).

          5. Sale of the Company.
          (a) If the Board and the Investor Majority approve a Sale of the Company (an “Approved Sale”), each holder of Stockholder Shares shall vote for, consent to and raise no objections against such Approved Sale; provided that no Stockholder shall be required to enter into any agreement or obligation that would require such Stockholder to provide indemnification (x) other than on a pro rata basis based on such Stockholder’s proportional ownership of the Company (other than indemnification with respect to such Stockholder’s individual representations, warranties and covenants) or (y) in an aggregate amount greater than the proceeds received by such Stockholder pursuant to such Sale of the Company. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) sale of Stockholder Shares, each holder of Stockholder Shares shall agree to sell all of his, her or its Stockholder Shares or rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the Investor Majority or (iii) sale of assets, each holder of Stockholder Shares shall vote such holder’s Stockholder Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders’ meeting (as requested by the Board and the Investor Majority). Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.
          (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the terms of Section 6 below.
          (c) If either the Company or the holders of any class of Stockholder Shares enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.
          (d) Holders of Stockholder Shares will bear their pro rata share (based upon the amount of consideration received by such holder for his or its Stockholder Shares in such Approved Sale) of the costs of any sale of such Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 5(d), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 5(a) shall be deemed to be for the benefit of all holders of Stockholder Shares. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

          6. Distributions upon Sale of the Company. In the event of an Approved Sale, each Stockholder shall receive in exchange for the Stockholder Shares held by such Stockholder the same portion of the aggregate consideration from such Approved Sale that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to the consummation of such Approved Sale. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company. Notwithstanding any provision to the contrary, any or all holders of Stockholder Shares representing then currently exercisable options or warrants to acquire Common Stock may be given an opportunity, at the Board’s discretion, to exercise such options or warrants prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock.
          7. Public Offering. In the event that the Board or the Investor Majority approves an initial Public Offering, the holders of Stockholder Shares shall take all necessary or desirable actions requested by the Board or the Investors in connection with the consummation of such Public Offering, including, without limitation, consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights with respect to a reorganization of the Company and compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company’s capital structure would adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization or exchange (each, a “Recapitalization”) of any class of Stockholder Shares into securities that the managing underwriters, the Board and the Investor Majority find acceptable and shall take all necessary and desirable actions in connection with the consummation of such Recapitalization; provided that any resulting securities shall take into account the rights and preferences of each class of securities under the Company’s Certificate of Incorporation, including any accrued or unpaid dividends owed to any holder of securities.
          8. Holdback Agreement. To the extent not inconsistent with applicable law, each holder of Stockholder Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any initial public offering or any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), except to extent the underwriters managing the registered public offering otherwise agree with respect to all Stockholders.
          9. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such securities remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING AND OTHER RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF MAY ____, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREON AUTHORIZED TO BE ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”
The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Stockholder Shares.
          10. Definitions.
          “Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor; it being understood and agreed that GTCR I and its Affiliates shall for all purposes hereunder be Affiliates of GTCR II.
          “Capital Stock” means, collectively, the Preferred Stock, the Common Stock and any other capital stock hereafter created by the Company, as the context may require.
          “Demand Registration” has the meaning given to such term in the Registration Agreement.
          “Family Group” means a Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

          “Investor Majority” means the holders of a majority of the Common Stock held by the Investors.
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.
          “Piggyback Registration” has the meaning given to such term in the Registration Agreement.
          “Public Offering” means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Board.
          “Public Sale” means any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.
          “Registrable Securities” has the meaning given to such term in the Registration Agreement.
          “Registration Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Investors and the other parties thereto, as amended from time to time pursuant to its terms.
          “Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) 50% of the Common Stock outstanding at the time of such transaction or series of transactions or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Senior Management Agreements” means the Senior Management Agreements, dated as of the date hereof, with each of Daniel S. Slipkovich, James Thomas Anderson, Samuel H. Moody and David Andrew Slusser, or any other agreements for the sale of equity securities between the Company and any employees of the Company or its Subsidiaries, as approved by the Board.
          “Stockholder Shares” means (i) any shares of the Company’s Preferred Stock or Common Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of equity securities of the Company held by a Stockholder; provided that

Stockholder Shares shall not include nonvoting Stockholder Shares described in this clause (iii) for purposes of Section 8 hereof. For purposes of this Agreement, each Stockholder who holds options or warrants to acquire Stockholder Shares shall be deemed to be the holder of all Stockholder Shares issuable (at the time of such determination) upon the exercise of such options or warrants. As to any particular equity securities constituting Stockholder Shares, such Stockholder Shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), but explicitly excluding exchanges of one class of Stockholder Shares to or for another class of Stockholder Shares.
          11. Transfers; Transfers in Violation of Agreement. Prior to Transferring any Stockholder Shares to any Person, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company, the Investors and the other Stockholders a counterpart of this Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.
          12. Failure to Comply with Investment Obligations. To the extent any Executive or Other Stockholder fails to comply with such Person’s obligation to invest in securities of the Company pursuant to a written agreement with the Company (an “Investment Agreement”), such Person’s Stockholder Shares shall be subject to repurchase as and to the extent set forth in such Person’s Investment Agreement.

          13. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person, the Company, with the consent of the Investor Majority, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a “Stockholder” under this Agreement by obtaining an executed joinder to this Agreement, a form of which is attached hereto as Exhibit A and, upon such execution, such Person shall for all purposes be a “Stockholder” party to this Agreement.
          14. Right of First Offer.
               (a) If the Company issues or sells any Capital Stock to the Investors, the Company shall offer to sell to each Executive and Other Stockholder a percentage of such Capital Stock equal to the quotient determined by dividing (1) the aggregate number of shares of Common Stock issued to such Stockholder prior to such issuance (other than shares of Common Stock which are not vested pursuant to a Senior Management Agreement, a restricted stock purchase agreement or similar agreement) by (2) the aggregate number of shares of Common Stock issued and outstanding immediately prior to such issuance (other than shares of Common Stock which are not vested pursuant to a Senior Management Agreement, a restricted stock purchase agreement or similar agreement). Each Executive and Other Stockholder shall be entitled to purchase such Capital Stock on the same terms as such Capital Stock are purchased by the Investors; provided that if the Investors are required to also purchase other securities (including debt securities) of the Company or any of its Subsidiaries, the Executives and Other Stockholders shall also be required to purchase their pro rata portion of such securities (on the same terms and conditions) that the Investors are required to purchase.
               (b) In order to exercise such Stockholder’s purchase rights hereunder, the Stockholders must within 15 days after receipt of written notice from the Company describing the Capital Stock being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment deliver a written notice to the Company describing such Stockholder’s election hereunder (which election shall be absolute and unconditional).
               (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such Capital Stock which the Stockholders have not elected to purchase during the 180 days following such expiration. Any Capital Stock offered or sold by the Company to the Investors after such 180-day period must be reoffered to the Stockholders pursuant to the terms of this Section.
               (d) The provisions of this Section 14 shall terminate upon the earlier to occur of (i) the consummation of a Public Offering and (ii) the consummation of a Sale of the Company.
          15. Representations and Warranties. Each Stockholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become a party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.
          16. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investor Majority and the holders of a majority of the outstanding Common Stock held by the Stockholders; provided that no such amendment or modification that would adversely affect one class or group of holders of Stockholder Shares, including without limitation the Executives, in a manner different than any other class or group of holders of Stockholder Shares shall be effective against such class or group of holders of Stockholder Shares without the prior written consent of at least a majority of such class or group adversely affected thereby. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          18. Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          19. Inconsistent Agreements Neither the Company nor any of its Subsidiaries will hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to Stockholders in this Agreement without the prior written consent of the Investors.
          20. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.
          21. Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          22. Remedies. The Company and each Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.
          23. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the to the Company at the addresses indicated below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:
If to the Company:
Capella Holdings, Inc.
214 Overlook Circle #250
Brentwood, TN 37027
Attention: Chief Executive Officer
Telephone: (615) 376-9221
Facsimile: (615) 221-8735
with copies to:
GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and
GTCR Co-Invest II, L.P.
c/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
                  Peter M. Stavros
Telephone: (312) 382-2200
Facsimile: (312) 382-2201

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Kevin R. Evanich, P.C.
                  Jeffrey A. Fine, Esq.
Telephone: (312) 861-2000
Facsimile: (312) 861-2200
          24. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          25. Mutual Waiver of Jury Trial. Because disputes arising in connection with complex transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, each party to this agreement hereby waives all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute between or among any of the parties hereto, whether arising in contract, tort, or otherwise, arising out of, connected with, related or incidental to this agreement and/or the transactions contemplated hereby.
          26. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation. The use of the words “or,” “either,” and “any” shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.
          27. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          28. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

CAPELLA HOLDINGS, INC.

By:

Name:	Daniel S. Slipkovich
Its:	Chief Executive Officer

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:

Name:

Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:

Name:

Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:

Name:

Its:	Principal
SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT

Daniel S. Slipkovich

James Thomas Anderson

Samuel H. Moody

David Andrew Slusser
SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT

SCHEDULE OF STOCKHOLDERS
Investors
GTCR Fund VIII, L.P.
C/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
Peter M. Stavros
Telephone: (312) 382-2200
Facsimile: (312) 382-2201
GTCR Fund VIII/B, L.P.
C/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
Peter M. Stavros
Telephone: (312) 382-2200
Facsimile: (312) 382-2201
GTCR Co-Invest II, L.P.
C/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Joseph P. Nolan
Peter M. Stavros
Telephone: (312) 382-2200
Facsimile: (312) 382-2201
Executives
Daniel S. Slipkovich
133 Steeplechase Lane
Nashville, Tennessee 37221
James Thomas Anderson
3352 Hickman Lane
Columbia, Tennessee 38401
Samuel H. Moody
621 Sparrow Court
Nashville, Tennessee 37221

David Andrew Slusser
9218 Concord Road
Brentwood, Tennessee 37027
Other Stockholders
[SCHEDULE OF STOCKHOLDERS]

Exhibit A
STOCKHOLDERS AGREEMENT
Joinder
          The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement dated as of May ___, 2005 (as the same may hereafter be amended, the “Stockholders Agreement”), among GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P., Capella Holdings, Inc., a Delaware corporation (the “Company”) and the other persons named as parties therein from time to time.
          By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as a Stockholder and an [Investor / Executive / Other Stockholder] in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.
          Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of _______, 20_.

[Stockholder]

By:

Name:

Its: